FORM 8-K





                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549






                   Current Report Pursuant to Section 13 or
                 15(d) of the Securities Exchange Act of 1934





        Date of Report (Date Earliest Event reported)- March 28, 1996





                     Commission File Number     2-67419




                              CB BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)




                 Hawaii                             99-0197163
        (State of Incorporation)       (IRS Employer Identification No.)




                201 Merchant Street, Honolulu, Hawaii  96813
                   (Address of principal executive offices)




                                (808) 546-2411
                        (Registrant's Telephone Number)

Item 5.  Other Events

         On March 28, 1996, the Board of directors of CB Bancshares, Inc. (the"Company") approved and adopted (i) a Change of Control Agreement between the Company and James M. Morita, Chairman of the Board and Chief Executive Officer of the Company (the "Chairman's Agreement"); and (ii) Change of Control Agreements with five senior executives of the Company (the "CBBI Executives' Agreement"). On March 28, 1996, The Board of directors of the Company's wholly-owned subsidiary, City Bank (the "Bank") approved and adopted a Change of Control Agreement between the Bank and eight of its senior executives (the "Bank Executives' Agreement"). On March 28, 1996, the Board of Directors of the Company's wholly-owned subsidiary, International Savings and Loan Association ("ISL") approved and adopted Change of Control
Agreements between ISL and five of its senior executives (the "ISL Executives' Agreement"). The Chairman's Agreement, the CBBI Executives' Agreement, the Bank Executives' Agreement and the ISL Executives' Agreement are collectively referred to herein as the "Change of Control Agreements". The executives who are parties to the Change of Control Agreements are described under Item 7 below and are referred to herein as the "Executives". The Company, Bank and ISL are sometimes referred to herein as the "Employer".

         The Change of Control Agreements were adopted by the Board of Directors of the Bank, ISL and the Company to encourage continuity of management in the event of a change of control of the Company by granting certain benefits to certain senior executives, including Mr. Morita. The Change of Control Agreements become operational upon the occurrence of a "Change of Control". For purposes of the Change of Control Agreements, a "change of control" is deemed to occur when (i) a person becomes the beneficial owner of 20% or more of the Company's voting stock; (ii) the Company's shareholders approve a merger, consolidation or other business combination, or a sale of substantially all of its assets or enters into a similar business transaction (a "Transaction"), unless after such Transaction, the shareholders immediately prior to the Transaction continue to control a majority of the Company's voting power in the resulting entity; or
(iii) within any 24 month period beginning on or after December 31, 1995, the persons who are directors immediately prior to such period shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors of the Company.

         The Chairman's Agreement also provides that certain provisions become operative upon the occurrence of a "Potential Change of Control." A
Potential Change of Control is deemed to occur under the Chairman's Agreement if: (i) a person commences a tender offer for 20% or more of the Company's voting stock; (ii) approval of a Transaction is requested of the Company's shareholders; (iii) the Company enters into an agreement that will result in a "change of control", (iv) any person becomes the beneficial owner of 9.9% or more of the Company's outstanding voting securities, (v) proxies for the election of the Company's directors are solicited by anyone other than the Company, or (vi) the Board of Directors of the Company deems any other event to be a Potential Change of Control. Notwithstanding the occurrence of a Potential Change of Control under the Chairman's Agreement, if the Company's Board of Directors determines in good faith that the events giving rise to Potential Change of Control will not result in the occurrence of a Change of Control, or if no Change of Control occurs within 12 months after occurrence of a Potential Change of Control, neither the Company nor the Chairman have any obligations to the other under the Change of Control Agreement, unless and until the agreement again becomes effective by reason of the occurrence of another Potential Change of Control or Change of Control.

         In the even of a Change of Control or, in the case of the Chairman's Agreement, a Potential Change of Control, the benefits that will be provided to the Executives include: (i) employment with the Employer for a three year period commencing on the effective Date (the "Employment Period"), in a commensurate position, with commensurate duties, as held 90-days prior to the Effective Date (or in the case of the Chairman's Agreement immediately prior to a Potential Change of Control); (ii) during the Employment Period, a base salary equal to the highest monthly salary paid during they year prior to the Effective Date; (iii) for each of the years during the Employment Period, a bonus equal to the highest bonus paid with respect to the three fiscal years prior to the Effective Date; (iv) during the Employment Period, participation in all health and welfare, incentive, savings plans and programs, including stock option, retirement and life insurance plans, all on a basis equal to the highest level of participation received during the 90-day period prior to the Effective Date (one year in the Chairman's Agreement). The Chairman's Agreement also provides for payment by the Company of certain excise taxes (and any income or excise taxes thereon) that may be imposed on payments to him pursuant to Section 4999 of the Internal Revenue Code, as amended.


         The Change of Control Agreements will automatically terminate upon the Executive's death. The Employer may terminate the Change of Control Agreements after having established the Executive's disability and giving the Executive required notice. Following a Change of Control, the Executive may terminate the Change of Control Agreements for any reason on 30-days written notice. The Employer may terminate the Change of Control Agreements for cause and the Chairman may terminate the Chairman's Agreement for "good reason", as such term is defined in the Chairman's Agreement.

         The Employer is required to make certain payments to the Executives upon termination of the Change of Control Agreements. If a Change of Control Agreement is terminated for death or disability, the Executive will receive those payments that have accrued under the Change of Control Agreement to the date of death or termination for disability including base salary through the date of termination, a prorated annual bonus based on the previous fiscal year, any deferred compensation not yet paid, and any other amounts owed under the Employer's employee benefit plans then in effect. If a Change of Control Agreement is terminated for cause or is voluntary terminated by the Executive, the Executive will also receive those payments that have accrued under the Change of Control Agreement to the date of termination other than the prorated bonus.

         If the Change of Control Agreement is terminated by the Employer, other than for cause, or terminated by the Chairman for good reason, the Employer must pay to the Executive in a lump sum in cash the aggregate of the following amounts: (1) the Executive's base salary through the date of termination; (2) a cash amount equal to 2.99 times the sum of: (a) the Executive's average annual base salary, as defined (based on the average of the five most recent taxable years);(b) the higher of the (x) annual bonus earned by the Executive for the last fiscal year, or (y) the higher of the annual bonus earned by the Executive for the fiscal year of the Employer including the Effective Date or the last fiscal year of the Employer ended before the Effective Date; and (c) the present value, calculated using an 8% discount rate, of the annual cost to the Employer of obtaining life insurance coverage and benefit plans for the Executive and certain other fringe benefits, all of such amount being subject to proration based on the number of months remaining in the Employment Period; (3) a cash amount equal to the difference between (x)

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
the maximum payments the Executive would have received under any long-term incentive compensation or performance plan of the Employer if he had continued in the employ of the Employer, for the remainder of the Employment Period and
(y) any amounts actually paid under any such plan with respect to such awards;
(4) a cash amount equal to the present value of the incremental retirement benefits that would have been payable or available to the Executive had the Executive continued in the Employer's employ for the remainder of the Employment Period; and (5) a cash amount equal to any deferred compensation and any other amounts owing to the Executive under the then applicable employee benefit plans. Any amount paid or payable under (2)(a), (2)(b) and (4) above is reduced by any amount paid to the Executive under the Company's severance procedures and guidelines or any agreement related thereto.

         With respect to any stock options or restricted stock held by the Executive, upon the earlier of the merger of the Company with or into another corporation following a Change of Control or six months after termination of the change of Control Agreements, the Executive will be paid an amount equal to the sum of (1) the product of (a) the excess of (x) the greater of (I) the highest price offered for a share of common stock of the Company in conjunction with any tender offer or during the 60-day period immediately preceding the date of the Change of Control, if the Change of Control occurs other than pursuant to a tender offer or (II) the then fair market value of such a share of common stock over (y) the exercise price of any stock option held by the Executive on the date of the Change of Control times (b) the number of shares of common stock of the Company's subject to such options and (2) the product of
(a) the excess of (x) the amount determined under sub-clause (1)(a)(x) above over (y) the amount, if any, paid to acquire any shares of restricted common stock of the Company held by the Executive at the date of the Change of Control times (b) the number of such shares of restricted stock. If the Executive otherwise receives the value of any such stock option or restricted stock under the general provisions of any such award or any generally applicable provisions of any plan under which such options or restricted stock are issued, the number of shares of common stock taken into account above shall be appropriately reduced.

Item 7.  Financial Statements and Exhibits

                             EXHIBITS

         99.1 Change of Control Agreement, dated March 28, 1996 between CB Bancshares, Inc. and James M. Morita.

         99.2 Change of Control Agreement between CB Bancshares, Inc. and Ronald K. Migita.

         99.3 The following lists additional Executive Officers who have entered into a Change of Control Agreement similar in form to that included as Exhibit 99.2:

                   Agreement between CB Bancshares, Inc. and Executive:

                   Caryn S. Morita
                   Daniel Motohiro
                   Henry L. Wong
                   Jack H. Ogami, Jr.

                   Agreement between City Bank and Executive:

                   Randall O. Chang              Raymond T. Matsuo
                   Allan A. Higashi              Wayne T. Miyao
                   Michael K. Kawamoto           Sidney B. Tanaka
                   Randall T. Kawano             Yasunori Sato

                   Agreement between International Savings and Loan Association
                   Executive:

                   Lionel Y. Tokioka
                   Richard C. Lim
                   Jasen H. Takei
                   Warren Y. Kunimoto
                   Helen H.K. Kwok

SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            CB BANCSHARES, INC.




Date:  April 18, 1996                       \s\ Daniel Motohiro
                                            Daniel Motohiro
                                            Senior Vice President and
                                            Chief Financial Officer

                           CHANGE OF CONTROL AGREEMENT


          THIS AGREEMENT between CB BANCSHARES, INC., a Hawaii corporation (the "Corporation"), and James M. Morita (the "Executive"), dated this 28th day of March, 1996.


                             W I T N E S S E T H :


          WHEREAS, Executive is in the employ of the Corporation serving in the capacity of Chairman of the Board and of Chief Executive Officer; and

          WHEREAS, in order to assure the Corporation of continuity of management in the event of any Change of Control or Potential Change of Control (as defined in Section 2) the Board of Directors of the Corporation have deemed it in the best interests of the Corporation to enter into an agreement providing the Corporation and the Executive with certain rights and obligations upon the occurrence of a Change of Control or Potential Change of Control;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is hereby agreed by and between the Corporation and the Executive as follows:

          1. Operation of Agreement. This Agreement shall be effective immediately upon its execution by the parties hereto, but, anything in this Agreement to the contrary notwithstanding, neither the Agreement nor any provision thereof shall be operative until the date on which a Potential Change of Control or Change of Control occurs (the "Effective Date"), provided that if the Executive is not employed by the Corporation or a subsidiary of the Corporation on the Effective Date this Agreement shall be void and without effect. Notwithstanding the foregoing, if the Board of Directors of the Corporation ("Board") determines in good faith that the events giving rise to a Potential Change of Control will not result in the occurrence of a Change of Control, or if no Change of Control occurs within 12 months after the occurrence of a Potential Change of Control, this Agreement shall automatically cease to be effective and, following such a determination by the Board or the end of such 12 month period, neither the Corporation nor the Executive shall have any obligation to the other under this Agreement, unless and until it again becomes effective by reason of the occurrence of another Potential Change of Control or Change of Control.

          2.   Definitions.

               (a) Change of Control. For the purpose of this Agreement, a "Change of Control" shall be deemed to have occurred if: (i) any person (as defined in Section 3[a][9] of the Securities Exchange Act of 1934, as amended from time to time [the "Exchange Act"] and as used in Sections 13[d] and 14[d] thereof), excluding the Corporation, any majority owned subsidiary of the Corporation (a "Subsidiary") and any employee benefit plan sponsored or maintained by the Corporation or any Subsidiary (including any trustee of such plan acting as trustee), but including a "group" as defined in Section 13(d)(3) of the Exchange Act (a "Person"), becomes the beneficial owner of shares of the Corporation having at least 20% of the total number of votes that may be cast for the election of directors of the Corporation (the "Voting Shares"); (ii) the shareholders of the Corporation shall approve any merger, consolidation or other business combination of the Corporation, sale of the Corporation's assets or combination of the foregoing transactions (a "Transaction") other than a Transaction involving only the Corporation and one or more of its Subsidiaries, or a Transaction immediately following which the shareholders of the Corporation immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity excluding for this purpose any shareholder owning directly or indirectly more than 10% of the shares of the other company involved in the merger, or (iii) within any 24 month period beginning on or after December, 1995, the persons who were directors of the Corporation immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the Board of Directors of any successor to the Corporation, provided that any director who was not a director as of December, 1995, shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this Section 2(a)(iii).


               (b) Potential Change of Control. For the purpose of this Agreement, a Potential Change of Control shall be deemed to have occurred if:
(i) a Person commences a tender offer for at least 20% of the Voting Shares;
(ii) approval of any Transaction (excluding any transaction that is excluded for purposes of Section 2[a][ii] above) is requested of shareholders; (iii) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change of Control; (iv) any person becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 9.9% or more of the combined voting power of the Corporation's then outstanding securities; (v) proxies for the election of directors of this Corporation are solicited by anyone other than the Corporation; or (iv) any other event occurs which is deemed to be a Potential Change of Control by the Board.

               (c) Participation by Executive. Notwithstanding the foregoing, no Change of Control or Potential Change of Control shall be deemed to have occurred for the purposes of this Agreement by reason of any actions or events in which the Executive participates in a capacity other than in his capacity as Executive (or as a director of the Corporation or a Subsidiary, where applicable).

          3. Employment Period. Subject to Section 6 of this Agreement, if the Executive is employed on the Effective Date, the Corporation agrees to continue the Executive in its employ, and the Executive agrees to remain in the employ of the Corporation, for the period (the "Employment Period") commencing on the Effective Date and ending on the earlier to occur of (i) the third anniversary of the date on which a Change of Control occurs (the "Change of Control Date"); or (ii) in the event of a Potential Change in Control, any earlier date on which this Agreement ceases to be effective pursuant to Section 1 above.

               Notwithstanding the foregoing, if, prior to a Change of Control or Potential Change of Control, the Executive is demoted to a lower position than the position held on the date first set forth above, the Board may declare that this Agreement shall be without force and effect by written notice delivered to the Executive within 30 days following such demotion and prior to the occurrence of a Potential Change of Control or a Change of Control.

          4.   Position and Duties

               (a) No Reduction in Position. During the Employment Period, the Executive's position (including titles), authority and responsibilities shall be at least commensurate with the highest of those held, exercised and assigned (i) immediately prior to the Effective Date, if this Agreement became effective on the date a Potential Change of Control occurs and no Change of Control has occurred (the "Pre-Change Effective Period") and (ii) in all other cases, at any time during the 90-day period immediately preceding the Change of Control Date, and the Executive's services shall be performed at the location where the Executive was employed immediately preceding (1) the Effective Date, during the Pre-Change Effective Period, or (2) the Change of Control Date following a Change of Control. It is understood that, for purposes of this Agreement, such position, authority and responsibilities shall not be regarded as not commensurate merely by virtue of the fact that a successor shall have acquired all or substantially all of the business and/or assets of the Corporation as contemplated by Section 12(b) of this Agreement, provided that the Executive shall continue to have a position and authority and responsibilities with respect to such successor or affiliated company substantially corresponding to that of the Executive with respect to the Corporation prior to such acquisition. As used in this Agreement, the term "affiliated company" means any company controlling, controlled by, or under common control with the Corporation.

               (b) Business Time. From and after the Effective Date, the Executive agrees to devote his full business time during normal business hours to the business and affairs of the Corporation and to use his best efforts to perform faithfully and efficiently the responsibilities assigned to him hereunder, to the extent necessary to discharge such responsibilities, except for

                    (i) time spent in managing his personal, financial and legal affairs and serving on corporate, civic or charitable boards or committees, in each case only if and to the extent not substantially interfering with the performance of such responsibilities, and

                    (ii) periods of vacation and sick leave to which he is entitled.

It is expressly understood and agreed that the Executive's continuing to serve on any boards and committees on which the Executive is serving or with which he is otherwise associated immediately preceding the Change of Control Date or the date that a Potential Change of Control occurs shall not be deemed to interfere with the performance of the Executive's services to the Corporation unless the Corporation shall have objected in writing to such service prior to the Effective Date.

          5.   Compensation.

               (a) Base Salary. During the Employment Period, the Executive shall receive a base salary ("Base Salary") at a monthly rate at least equal to

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
the highest monthly salary paid to the Executive by the Corporation and any of its affiliated companies within one year prior to the Change of Control Date except that, if this Agreement becomes effective upon the occurrence of a Potential Change of Control, during the Pre-Change Effective Period, Executive shall be paid a base salary at a monthly rate at least equal to the rate in effect immediately prior to the Effective Date. The Base Salary shall be reviewed at least once each year after the Effective Date, and may be increased (but not decreased) at any time and from time to time by action of the Board or any committee thereof or any individual having authority to take such action in accordance with the Corporation's regular practices. Neither the Base Salary nor any increase in Base Salary after the Effective Date shall serve to limit or reduce any other obligation of the Corporation hereunder.

               (b) Annual Bonus. In addition to the Base Salary, the Executive shall be awarded for each fiscal year of the Corporation ending during the Employment Period an annual bonus ("Annual Bonus") (either pursuant to a bonus plan or program of the Corporation or otherwise) in cash at least equal to the highest bonus earned by or awarded to the Executive in respect of any of the three fiscal years of the Corporation ending immediately prior to the Effective Date or, if higher, for the fiscal year of the Corporation in which such Effective Date occurs. If a fiscal year of the Corporation begins, but does not end, during the Employment Period, the Executive shall receive an amount with respect to such fiscal year at least equal to the amount payable as an Annual Bonus multiplied by a fraction, the numerator of which is the number of days of such fiscal year occurring during the Employment Period and the denominator of which is 365. Each such Annual Bonus (or portion thereof) shall be paid in February of the year next following the year for which the Annual Bonus (or prorated portion) is earned or awarded, unless electively deferred by the Executive pursuant to any deferral programs or arrangements that the Corporation may make available to the Executive.

               (c) Incentive and Savings Plans; Retirement and Life Insurance Programs. In addition to the Base Salary and Annual Bonus payable as hereinabove provided, during the Employment Period, the Executive shall be entitled to participate in all incentive and savings plans and programs, including stock option plans and other equity based compensation plans, and in all retirement and life insurance plans, on a basis providing him with the opportunity to receive compensation (without duplication of the Annual Bonus) and benefits equal to the highest level of those provided by the Corporation to the Executive on an annualized basis under such plans and programs as in effect
(i) immediately prior to the Effective Date, during the Pre-Change Effective Period or (ii) in all other cases, (1) at any time during the one-year period immediately preceding the Change of Control Date or, (2) if more favorable to Executive, as in effect at any time thereafter with respect to the Executive or other executives with comparable responsibilities.

               (d) Benefit Plans. During the Employment Period, the Executive and his spouse, as the case may be, shall be entitled to participate in or be covered under all medical, dental, disability, group life, accidental death and travel accident insurance plans and programs of the Corporation and its affiliated companies (at the most favorable level of participation and providing highest levels of benefits available to him) as in effect (i) immediately prior to the Effective Date, during the Pre-Change Effective Period or (ii) in all other cases, (1) at any time during the 90-day period immediately preceding the Change of Control Date or, (2) if more favorable to the Executive, as in effect at any time thereafter with respect to the


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
Executive or other executives with comparable responsibilities.

               (e) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies and procedures of the corporation providing the highest level of reimbursement on the least restrictive basis available to him as in effect (i) immediately prior to the Effective Date, during the Pre-Change Effective Period or (ii) in all other cases, (1) at any time during the 90-day period immediately preceding the Change of Control Date or, (2) if more favorable to the Executive, as in effect at any time thereafter with respect to the Executive or other executives with comparable responsibilities.

               (f) Vacation and Fringe Benefits. During the Employment Period, the Executive shall be entitled to be paid vacation and fringe benefits in accordance with the most favorable policies of the Corporation as in effect
(i) immediately prior to the Effective Date, during the Pre-Change Effective Period or (ii) in all other cases, (1) at any time during the 90-day period immediately preceding the Change of Control Date or, (2) if more favorable to the Executive, as in effect at any time thereafter with respect to the Executive or other executives with comparable responsibilities.

               (g) Office and Support Staff. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive
(i) immediately prior to the Effective Date, during the Pre-Change Effective Period or (ii) in all other cases, (1) at any time during the 90-day period immediately preceding the Change of Control Date or, (2) if more favorable to the Executive, as provided at any time thereafter with respect to the Executive or other executives with comparable responsibilities.

          6.   Termination.

               (a) Death or Disability. Subject to the provisions of Section 1 hereof this Agreement shall terminate automatically upon the Executive's death. The Corporation may terminate this Agreement, after having established the Executive's Disability, by giving to the Executive written notice of its intention to terminate his employment, and his employment with the Corporation shall terminate effective on the 90th day after receipt of such notice if, within 90 days after such receipt, the Executive shall fail to return to full-time performance of his duties. For purposes of this Agreement, "Disability" means disability which would entitle the Executive to receive long-term disability benefits under the Corporation's long-term disability plan.

               (b) Voluntary Termination. Notwithstanding anything in this Agreement to the contrary, following a Change of Control the Executive may, upon not less than 30 days' written notice to the Corporation, voluntarily terminate employment for any reason; provided that any termination by Executive pursuant to Section 6(d) on account of Good Reason (as defined therein) shall not be treated as a voluntary termination under this Section 6(b).

               (c) Cause. The Corporation may terminate the Executive's employment for Cause. For purposes of this Agreement, "Cause" means (i) an act or acts of dishonesty or gross misconduct on the Executive's part which result or are intended to result in material damage to the Corporation's business or


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
reputation or (ii) repeated material violations by the Executive of his obligations under Section 4 of this Agreement which violations are demonstrably willful and deliberate on the Executive's part and which result in material damage to the Corporation's business or reputation.

               (d) Good Reason. The Executive may terminate his employment for Good Reason. For purpose of this Agreement, "Good Reason" means

                    (I)  without the express written consent of the Executive,
               (A) the assignment to the Executive of any duties inconsistent in any substantial respect with the Executive's position, authority or responsibilities as contemplated by Section 4 of this Agreement, or (B) any other substantial change in such position, including titles, authority or responsibilities;

                    (ii) any failure by the Corporation to comply with any of the provisions of Section 5 of this Agreement, other than an insubstantial or inadvertent failure remedied by the Corporation promptly after receipt of notice thereof given by the Executive;

                    (iii) the Corporation's requiring the Executive to be based at any office or location other than that specified under the provisions of Section 4 except for travel reasonably required in the performance of the Executive's responsibilities; or

                    (iv) Any failure by the Corporation to obtain the assumption and agreement to perform this Agreement by a successor as contemplated by Section 12(b), provided that the successor has had actual written notice of the existence of this Agreement and its terms and an opportunity to assume the Corporation's responsibilities under this Agreement during a period of 10 business days after receipt of such notice.

               (e) Notice of Termination. Any termination by the Corporation for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13(c). For purposes of this Agreement, a "Notice of Termination" means a written notice given, in the case of a termination for Cause, within 10 business days of the Corporation's having actual knowledge of the events giving rise to such termination, and in the case of a termination for Good Reason, within 180 days of the Executive's having actual knowledge of the events giving rise to such termination, and which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date of this Agreement (which date shall be not more than 15 days after the giving of such notice). The failure by the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder.

               (f) Date of Termination. For the purpose of this Agreement, the term "Date of Termination" means (i) the case of a termination for which a


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
Notice of Termination is required, the date of receipt of such Notice of Termination, or, if later, the date specified therein, as the case may be and
(ii) in all other cases, the actual date on which the Executive's employment terminates during the Employment Period.

          7.   Obligations of the Corporation upon Termination.

               (a) Death. If the Executive's employment is terminated during the Employment Period by reason of the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement other than those obligations accrued hereunder at the date of his death, including, for this purpose (i) the Executive's full Base Salary through the Date of Termination, (ii) the product of the Annual Bonus paid to the Executive for the last full fiscal year of the Corporation and a fraction, the numerator of which is the number of days in the current fiscal year of the Corporation through the Date of Termination, and the denominator of which is 365 (the "Pro-rated Bonus Obligation"), (iii) any compensation previously deferred by the Executive (together with any accrued earnings thereon) and not yet paid by the Corporation and any accrued vacation pay not yet paid by the Corporation and (iv) any other amounts or benefits owing to the Executive under the then applicable employee benefit plans or policies of the Corporation (such amounts specified in clauses (i), (ii), (iii) and (iv) are hereinafter referred to as "Accrued Obligations"). Unless otherwise directed by the Executive (or, in the case of any employee benefit plan qualified [a "Qualified Plan"] under
Section 401[a] of the Internal Revenue Code of 1986, as amended [the "Code"], as may be required by such plan) all such Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits at least equal to the most favorable level of benefits available to surviving families of executives of the Corporation and its affiliates under such plans, programs and policies relating to family death benefits, if any, in accordance with the most favorable policies of the Corporation and its affiliates in effect (i) immediately prior to the Effective Date, during the Pre-Change Effective Period or (ii) in all other cases, (1) at any time during the 90-day period immediately preceding the Change of Control Date or, (2) if more favorable to the Executive and/or the Executive's family, as in effect on the date of the Executive's death with respect to the Executive's family or the families of other executives with comparable responsibilities.

               (b) Disability. If the Executive's employment is terminated by reason of the Executive's Disability, the Executive shall be entitled, after the Date of Termination until the date when the Employment period would otherwise have terminated, to continue to participate in or be covered under the benefit plans and programs referred to in Section 5(d) or, at the Corporation's option, to receive equivalent benefits by alternate means, at least equal to those provided in accordance with Section 5(d). Unless otherwise directed by Executive (or, in the case of any Qualified Plan, as may be required by such plan), the Executive shall also be paid all Accrued Obligations in a lump sum in cash within 30 days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Executive shall be entitled to receive disability and other benefits at least equal to the most favorable level of benefits available in accordance with the plans, programs and policies maintained by the Corporation or its affiliates relating to disability (i) immediately prior to the Effective Date, during the Pre-Change Effective Period or, (ii) in all other cases, (1) at any time during the 90-day period immediately preceding the Change of Control Date or, (2) if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to the Executive or his family or other executives with comparable responsibilities and their families.

               (c) Cause and Voluntary Termination. If, during the Employment Period, the Executive's employment shall be terminated for Cause or voluntarily terminated by the Executive (other than on account of Good Reason), the Corporation shall pay the Executive the Accrued Obligations other than the Pro-Rated Bonus Obligation. Unless otherwise directed by the Executive (or, in the case of any Qualified Plan, as may be required by such plan), the Executive shall be paid all such Accrued Obligations in a lump sum in cash within 30 days of the Date of Termination and the Corporation shall have no further obligations to the Executive under this Agreement.

               (d) Termination by Corporation other than for Cause or Disability and Termination by the Executive for Good Reason.

                    (I) Lump Sum Payments. If, during the Employment Period, the Corporation terminates the Executive's employment other than for Cause or Disability; or the Executive terminates his employment for Good Reason, the Corporation shall pay to the Executive in a lump sum in cash within 15 days after the Date of Termination the aggregate of the following amounts:

                         (A) if not theretofore paid, the Executive's Base Salary through the Date of Termination at the higher of the rate in effect at the time the Notice of Termination was given or the rate in effect at the time of the Change of Control (or the Potential Change of Control, if applicable);

                         (B)  a cash amount equal to 2.99 times the sum of

                              (1) the Executive's average annual base salary for the five taxable years immediately preceding the date of Change of Control;

                              (2) the higher of the (x) Annual Bonus earned by or awarded to the Executive for the last fiscal year of the Corporation commencing during the Employment Period, or (y) the higher of the Annual Bonus earned by or awarded to the Executive for the fiscal year of the Corporation including the Effective Date or the last fiscal year of the Corporation ended before the Effective Date; and

                             (3) the present value, calculated using an 8% discount rate, of (without duplication) (x) the annual cost to the Corporation (based on the premium rates and costs to it) of obtaining coverage for the Executive under the life insurance plans described in Section 5(c), (y) the annual cost to the Corporation (based on the premium rates and costs to it) of obtaining coverage equivalent to the coverage under the plans and programs described in Section 5(d), and

                             (z) the annualized value of the fringe benefits described under Section 5(f) of this Agreement,

                    provided, however, that in no event shall the Executive be entitled to receive under this clause (B) more than the product obtained by multiplying the amount determined as hereinabove provided in this clause by a fraction whose numerator shall be the number of months (including fractions of a month) which at the Date of Termination remain until the date on which the Employment Period shall end, and whose denominator shall be 36, and provided further that, with respect to the life and medical insurance coverage referred to in Sections 5(c) and 5(d) above, at the Executive's election made prior to the Date of Termination, the Corporation shall use its best efforts to secure equivalent conversion coverage and shall pay the cost of such coverage in lieu of paying the lump sum amount attributable to such life or medical insurance coverage;

                         (C) a cash amount equal to the difference between (x)
                    the sum of the maximum payments the Executive would have received for all awards (or other similar rights) outstanding at the Date of Termination and granted to the Executive under any long-term incentive compensation or performance plan of the Corporation if he had continued in the employ of the Corporation through the end of the Employment Period and the Corporation had met its maximum performance goals under each such award and the maximum amount payable under each such award was paid and (y) any amounts actually paid under any such plan with respect to such awards.

                         (D) a cash amount equal to the present value of the
                    incremental retirement benefits (including, without limitation, any pension, retiree life or retiree medical benefits) that would have been payable or available to the Executive under any Qualified Plan, under the Corporation's Supplemental Executive Retirement Plan, Supplemental Life Insurance Plan, or under any other supplemental retirement, life or medical plan or arrangement, whether or not qualified, maintained by the Corporation or a Subsidiary based on the age and service the Executive would have attained or completed had the Executive continued in the Corporation's employ until the expiration of the Employment Period, determined using, where compensation is a relevant factor, his pensionable compensation at the Date of Termination, with such present value being calculated using an 8% discount rate; provided, however, that in lieu of any cash payment in respect of retiree life, medical or supplemental coverage for which the Executive would have qualified by remaining in the Corporation's employ until the expiration of the Employment Period, the Corporation may arrange for such coverage to continue for the Executive (or may secure equivalent conversion coverage) and shall pay the cost of such coverage; an

                         (E) a cash amount equal to any amounts (other than
                    amounts payable to the Executive under any Qualified Plans) described in Sections 7(a)(iii) and (iv);


               provided, that notwithstanding any other provision of this
               Section 7(d)(i), any amount paid or payable under Section 7(d)(i)(B)(1) and (2) and Section 7(d)(i)(D) shall be reduced by any amount paid to the Executive under the Corporation's Severance Procedures and Guidelines and/or any agreement related thereto

                    (ii) Relocation Expenses.  The Corporation shall also,
               promptly upon submission by the Executive of supporting documentation, pay or reimburse to the Executive any costs and expenses (including moving and relocation expenses) paid or incurred by the Executive which would have been payable under
               Section 5(e) if his employment had not terminated

                    (iii) Payments with respect to stock Options and Restricted Stock held by Executive. Upon the earlier to occur of (A) the merger of the Corporation with or into another corporation following a Change of Control, or (B) the date which is six months after the Date of Termination, the Executive shall be paid an amount equal to the sum of (i) the product of (a) the excess of (x) the greater of (I) the highest price offered for a share of common stock of the Corporation in conjunction with any tender offer or during the 60-day period immediately preceding the Change of Control Date, if the Change of Control occurs other than pursuant to a tender offer or (II) the then fair market value of such a share of common stock over (y) the exercise price of any stock option held by the Executive at the Change of Control Date times (b) the number of shares of common stock of the Corporation subject to such options and (2) the product of (a) the excess of (x) the amount determined under sub-clause (1)(a) above over (y) the amount, if any, paid to acquire any shares of restricted common stock of the Corporation held by the Executive at the Change of Control Date times (b) the number of such shares of restricted stock. Notwithstanding the foregoing, if the Executive otherwise receives the value of any such stock option or shares of restricted stock under the general provisions of any such award or any generally applicable provisions of any plan under which options or restricted stock are issued, the number of shares of common stock taken into account in determining the amount payable under this Section 7(d)(iii) shall be appropriately reduced

                    (iv) Discharge of corporation's Obligations.  Subject to
               the performance of its obligations under this Section 7(d) and
               Section 7(e) below, the Corporation shall have no further obligations to the Executive in respect of any termination by the Executive for Good Reason or by the Corporation other than for Cause or Disability, except to the extent expressly provided under any of the plans referred to in Section 5(c) or 5(d)

               (e)  Certain Further Payments by the Corporation.

              (I) In the event that any amount or benefit paid or
               distributed to the Executive pursuant to this Agreement, taken together with any amounts or benefits otherwise paid or distributed to the Executive by the Corporation or by affiliated company (collectively, the "Covered Payments"), are or become subject to the tax (the "Excise Tax") imposed under Section 4999 of the Code or any similar tax that may hereafter be imposed, the Corporation shall pay to the Executive at the time specified in Section 7(e)(v) below an additional amount (the "Tax Reimbursement Payment") such that the net amount retained by the Executive with respect to such Covered Payments, after deduction of any Excise Tax on the Covered Payments and any Federal, state and local income tax and Excise Tax on the Tax Reimbursement Payment provided for by this Section 7(e), but before deduction for any Federal, state or local income or employment tax withholding on such Covered Payments, shall be equal to the amount of the Covered Payments.

                    (ii) For purposes of determining whether any of the Covered Payments will be subject to the Excise Tax and the amount of such Excise Tax,

                         (A) such Covered Payments will be treated as "parachute payments" within the meaning of Section 280G of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Section 280G[b][3] of the Code) shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the opinion of the Corporation's independent certified public accountants appointed prior to the Effective Date or tax counsel selected by such Accountants (the "Accountants"), such Covered Payments (in whole or in part) either do not constitute "parachute payments" or represent reasonable compensation for services actually rendered (within the meaning of Section 280G[b][4] of the Code) in excess of the "base amount," or such "parachute payments" are otherwise not subject to such Excise Tax, and

                         (B) the value of any non-cash benefits or any deferred payment of benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code

                    (iii) For purposes of determining the amount of the Tax
               Reimbursement Payment, the Executive shall be deemed to pay:

                         (A) Federal income taxes at the highest applicable marginal rate of Federal income taxation for the calendar year in which the Tax Reimbursement Payment is to be made, and

                         (B) any applicable state and local income taxes at the highest applicable marginal rate of taxation for the calendar year in which the Tax Reimbursement Payment is to be made, net of the maximum reduction in Federal income taxes which could be obtained from the deduction of such state or local taxes if paid in such year

               (iv) In the event that the Excise Tax is subsequently determined by the Accountants to be less than the amount taken into account hereunder in calculating the Tax Reimbursement Payment made, the Executive shall repay to the Corporation, at the time that the amount of such reduction in the Excise Tax is finally determined, the portion of such prior Tax Reimbursement Payment that would not have been paid if such Excise Tax had been applied in initially calculating such Tax Reimbursement Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. Notwithstanding the foregoing, in the event any portion of the Tax Reimbursement Payment to be refunded to the Corporation has been paid to any Federal, state or local tax authority, repayment thereof shall not be required until actual refund or credit of such portion has been made to the Executive, and interest payable to the Corporation shall not exceed interest received or credited to the Executive by such tax authority for the period it held such portion. The Executive and the Corporation shall mutually agree upon the course of action to be pursued (and the method of allocating the expenses thereof) if the Executive's good faith claim for refund or credit is denied.

                    In the event that the Excise Tax is later determined by the
               Accountants to exceed the amount taken into account hereunder at the time the Tax Reimbursement Payment is made (including, but not limited, by reason of any payment the existence or amount of which cannot be determined at the time of the Tax Reimbursement Payment), the Corporation shall make an additional Tax Reimbursement Payment in respect of such excess (plus any interest or penalty payable with respect to such excess) at the time that the amount of such excess is finally determined.

                    (v) The Tax Reimbursement Payment (or portion thereof) provided for in Section 7(e)(i) above shall be paid to the Executive not later than 10 business days following the payment of the Covered Payments; provided, however, that if the amount of such Tax Reimbursement Payment (or portion thereof) cannot be finally determined on or before the date on which payment is due, the Corporation shall pay to the Executive by such date an amount estimated in good faith by the Accountants to be the minimum amount of such Tax Reimbursement Payment and shall pay the remainder of such Tax Reimbursement Payment (together with interest at the rate provided in Section 1274[b][2][B] of the
               Code) as soon as the amount thereof can be determined, but in no event later than 45 calendar days after payment of the related Covered Payment. In the event that the amount of the estimated Tax Reimbursement Payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Corporation to the Executive, payable on the fifth
               business day after   written demand by the Corporation for
               payment (together with interest at the rate provided in Section 1274[b][2][B] of the Code).

          8. Non-execlusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Corporation or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise prejudice such rights as the Executive may have under any other agreements with the Corporation or any of its affiliated companies, including employment agreements, salary continuation agreements, or stock option agreements. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Corporation or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.

          9. Full Settlement. The Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against the Executive or others whether by reason of the subsequent employment of the Executive or otherwise. In no event shall the Executive be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. In the event that the Executive shall in good faith give a Notice of Termination for Good Reason and it shall thereafter be determined that Good Reason did not exist, the employment of the Executive shall, unless the Corporation and the Executive shall otherwise mutually agree, be deemed to have terminated, at the date of giving such purported Notice of Termination, by mutual consent of the Corporation and the Executive and, except as provided in the last preceding sentence, the Executive shall be entitled to receive only those payments and benefits which he would have been entitled to receive at such date otherwise than under this Agreement.

         10. Legal Fees and Expenses. In the event that a claim for payment or benefits under this Agreement is disputed, the Corporation shall pay all reasonable attorney fees and expenses incurred by the Executive in pursuing such claim, provided that the Executive is successful as to at least part of the disputed claim by reason of litigation, arbitration or settlement.

         11. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Corporation all secret or confidential information, knowledge or data relating to the Corporation or any of its affiliated companies, and their respective businesses, (i) obtained by the Executive during his employment by the Corporation or any of its affiliated companies and (ii) not otherwise public knowledge (other than by reason of an unauthorized act by the Executive). After termination of the Executive's employment with the Corporation, the Executive shall not, without the prior written consent of the Corporation, unless compelled pursuant to an order of a court or other body having jurisdiction over such matter, communicate or divulge any such information, knowledge or data to anyone other than the Corporation and those designated by it. In no event shall an asserted violation of the provisions of this Section 11 constitute a basis for deferring or holding any amounts otherwise payable to the Executive under this Agreement.

         12.   Successors.

               (a) This Agreement is personal to the Executive and, without the prior written consent of the Corporation, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

               (b) This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors. The Corporation shall require any successor to all or substantially all of the business and/or assets of the Corporation, whether direct or indirect, by purchase, merger, liquidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Corporation would be required to perform if no such succession had taken place.

          13.  Miscellaneous.

               (a) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Hawaii, applied without reference to principles of conflict of laws.

               (b) Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

               (c) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand-delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:     at the address listed on the last page hereof

     If to the Corporation:   CB Bancshares, Inc.
                              201 Merchant Street
                              Honolulu, Hawaii 96813
                              Attention:  Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

               (d) Tax Withholding. The Corporation may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

               (e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

               (f) Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

               (g) Compliance with Law. Any payments made to Executive pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Sec. 1828(k) and applicable regulations promulgated thereunder.

          IN WITNESS WHEREOF, the Executive has hereunto set his hand and the Corporation has caused this Agreement to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.

     ATTEST:                            CB BANCSHARES, INC.



     By:                                By:
        ----------------------             ---------------------
        JAMES H. KAMO                      ROBERT R. TAIRA
        Secretary                          Vice Chairman of the
                                           Board of Directors

         (Seal)

                                        EXECUTIVE:



                                        ------------------------
                                        JAMES M. MORITA
                                        Chairman of the Board
                                        of Directors
                                        Chief Executive Officer

                                        Address:

                                        4219 Alae Street
                                        Honolulu, Hawaii 96816

                       CHANGE OF CONTROL AGREEMENT


          THIS AGREEMENT between CB BANCSHARES, INC., a Hawaii corporation (the "Corporation" or "CBBI") and RONALD K. MIGITA (the "Executive"), dated this 28th day of March, 1996.


                            W I T N E S S E T H :


          WHEREAS, Executive is currently in the employ of the Corporation serving in the capacity of Senior Executive; and

          WHEREAS, in order to assure the Corporation of continuity of management in the event of any Change of Control of the Corporation (as defined in Section 2) the Board of Directors of the Corporation have deemed it in the best interests of the Corporation to enter into an agreement providing the Corporation and the Executive with certain rights and obligations upon the occurrence of a Change of Control;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is hereby agreed by and between the Corporation and the Executive as follows:

          1. Operation of Agreement. This Agreement shall be effective immediately upon its execution by the parties hereto, but, anything in this Agreement to the contrary notwithstanding, neither the Agreement nor any provision thereof shall be operative until the date on which a Change of Control occurs (the "Effective Date"), provided that if the Executive is not employed by the Corporation or a subsidiary of the Corporation on the Effective Date this Agreement shall be void and without effect.

		3.   Definitions.

               (a) Change of Control. For the purpose of this Agreement, a "Change of Control" shall be deemed to have occurred if: (i) any person (as defined in Section 3[a][9] of the Securities Exchange Act of 1934, as amended from time to time [the "Exchange Act"] and as used in Sections 13[d] and 14[d] thereof), excluding CBBI, any majority owned subsidiary of CBBI (a "Subsidiary"), and any employee benefit plan sponsored or maintained by CBBI or any Subsidiary (including any trustee of such plan acting as trustee), but including a "group" as defined in Section 13(d)(3) of the Exchange Act (a "Person"), becomes the beneficial owner of shares of CBBI having at least 20% of the total number of votes that may be cast for the election of directors of CBBI (the "Voting Shares"); (ii) the shareholders of CBBI shall approve any merger, consolidation or other business combination of CBBI, sale of CBBI's assets or combination of the foregoing transactions (a "Transaction") other than a Transaction involving only CBBI and one or more of its Subsidiaries, or a Transaction immediately following which the shareholders of CBBI immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity excluding for this purpose any shareholder owning directly or indirectly more than 10% of the shares of the other company involved in the merger, or (iii) within any 24 month period beginning on or after December, 1995, the persons who were directors of CBBI immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to CBBI, provided that any director who was not a director as of December, 1995, shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this Section 2(a)(iii).

               (b) Participation by Executive. Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred for the purposes of this Agreement by reason of any actions or events in which the Executive participates in a capacity other than in the capacity as Executive (or as a director of CBBI or a Subsidiary, where applicable).

          3. Employment Period. Subject to Section 6 of this Agreement, if the Executive is employed on the Effective Date, the Corporation agrees to continue the Executive in its employ, and the Executive agrees to remain in the employ of the Corporation, for the period (the "Employment Period") commencing on the Effective Date and ending on the third anniversary of the date on which a Change of Control occurs (the "Change of Control Date").

			Notwithstanding the foregoing, if, prior to a Change of Control, the Executive is demoted to a lower position than the position held on the date first set forth above, the Board may declare that this Agreement shall be without force and effect by written notice delivered to the Executive within 30 days following such demotion and prior to the occurrence of a Change of
Control.

          4.   Position and Duties.

               (a) No Reduction in Position. During the Employment Period, the Executive's position (including titles), authority and responsibilities shall be at least commensurate with the highest of those held, exercised and assigned at any time during the 90-day period immediately preceding the Change of Control Date, and the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Change of Control Date. It is understood that, for purposes of this Agreement, such position, authority and responsibilities shall not be regarded as not commensurate merely by virtue of the fact that a successor shall have acquired all or substantially all of the business and/or assets of CBBI as contemplated by Section 12(b) of this Agreement, provided that the Executive shall continue to have a position and authority and responsibilities with respect to such successor or affiliated company substantially corresponding to that of the Executive with respect to the Corporation prior to such acquisition. As used in this Agreement, the term "affiliated company" means any company controlling, controlled by, or under common control with CBBI.

               (b) Business Time. From and after the Effective Date, the Executive agrees to devote the Executive's full business time during normal business hours to the business and affairs of the Corporation and to use the Executive's best efforts to perform faithfully and efficiently the responsibilities assigned to the Executive hereunder, to the extent necessary to discharge such responsibilities, except for

                    (i) time spent in managing the Executive's personal, financial and legal affairs and serving on corporate, civic or charitable boards or committees, in each case only if and to the extent not substantially interfering with the performance of such responsibilities, and

                    (ii) periods of vacation and sick leave to which the Executive is entitled.

It is expressly understood and agreed that the Executive's continuing to serve on any boards and committees on which the Executive is serving or with which the Executive is otherwise associated immediately preceding the Change of Control Date shall not be deemed to interfere with the performance of the Executive's services to the Corporation unless the Corporation shall have objected in writing to such service prior to the Effective Date.

          5.   Compensation.

               (a) Base Salary. During the Employment Period, the Executive shall receive a base salary ("Base Salary") at a monthly rate at least equal to the highest monthly salary paid to the Executive by the Corporation and any of its affiliated companies within one year prior to the Change of Control Date. The Base Salary shall be reviewed at least once each year after the Effective Date, and may be increased (but not decreased) at any time and from time to time by action of the Board or any committee thereof or any individual having authority to take such action in accordance with the Corporation's regular practices. Neither the Base Salary nor any increase in Base Salary after the Effective Date shall serve to limit or reduce any other obligation of the Corporation hereunder.

               (b) Annual Bonus. In addition to the Base Salary, the Executive shall be awarded for each fiscal year of the Corporation ending during the Employment Period an annual bonus ("Annual Bonus") (either pursuant to a bonus plan or program of the Corporation or otherwise) in cash at least equal to the highest bonus earned by or awarded to the Executive in respect of any of the three fiscal years of the Corporation ending immediately prior to the Effective Date or, if higher, for the fiscal year of the Corporation in which such Effective Date occurs. If a fiscal year of the Corporation begins, but does not end, during the Employment Period, the Executive shall receive an amount with respect to such fiscal year at least equal to the amount payable as an Annual Bonus multiplied by a fraction, the numerator of which is the number of days of such fiscal year occurring during the Employment Period and the denominator of which is 365. Each such Annual Bonus (or portion thereof) shall be paid in February of the year next following the year for which the Annual Bonus (or prorated portion) is earned or awarded, unless electively deferred by the Executive pursuant to any deferral programs or arrangements that the Corporation may make available to the Executive.

               (c) Incentive and Savings Plans; Retirement and Life Insurance Programs. In addition to the Base Salary and Annual Bonus payable as hereinabove provided, during the Employment Period, the Executive shall be entitled to participate in all incentive and savings plans and programs, including stock option plans and other equity based compensation plans, and in all retirement and life insurance plans, on a basis providing the Executive with the opportunity to receive compensation (without duplication of the Annual Bonus) and benefits equal to the highest level of those provided by the Corporation to the Executive on an annualized basis under such plans and programs as in effect (i) at any time during the one-year period immediately preceding the Change of Control Date or, (ii) if more favorable to Executive, as in effect at any time thereafter with respect to the Executive or other executives with comparable responsibilities.



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
         (d) Benefit Plans. During the Employment Period, the Executive and the Executive's spouse, as the case may be, shall be entitled to participate in or be covered under all medical, dental, disability, group life, accidental death and travel accident insurance plans and programs of the Corporation and its affiliated companies (at the most favorable level of participation and providing highest levels of benefits available to the Executive) as in effect
(i) at any time during the 90-day period immediately preceding the Change of Control Date or, (ii) if more favorable to the Executive, as in effect at any time thereafter with respect to the Executive or other executives with comparable responsibilities.

               (e) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies and procedures of the Corporation providing the highest level of reimbursement on the least restrictive basis available to the Executive as in effect (i) at any time during the 90-day period immediately preceding the Change of Control Date or,
(ii) if more favorable to the Executive, as in effect at any time thereafter with respect to the Executive or other executives with comparable responsibilities.

               (f) Vacation and Fringe Benefits. During the Employment Period, the Executive shall be entitled to be paid vacation and fringe benefits in accordance with the most favorable policies of the Corporation as in effect
(i) at any time during the 90-day period immediately preceding the Change of Control Date or, (ii) if more favorable to the Executive, as in effect at any time thereafter with respect to the Executive or other executives with comparable responsibilities.

               (g) Office and Support Staff. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive
(i) at any time during the 90-day period immediately preceding the Change of Control Date or, (ii) if more favorable to the Executive, as provided at any time thereafter with respect to the Executive or other executives with comparable responsibilities.

          6.   Termination.

               (a) Death or Disability. This Agreement shall terminate automatically upon the Executive's death. The Corporation may terminate this Agreement, after having established the Executive's Disability, by giving to the Executive written notice of its intention to terminate the Executive's employment, and the Executive's employment with the Corporation shall terminate effective on the 90th day after receipt of such notice if, within 90 days after such receipt, the Executive shall fail to return to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means disability which would entitle the Executive to receive long-term disability benefits under the Corporation's long-term disability plan.

               (b) Voluntary Termination. Notwithstanding anything in this Agreement to the contrary, following a Change of Control the Executive may, upon not less than 30 days' written notice to the Corporation, voluntarily terminate employment for any reason.

               (c) Cause. The Corporation may terminate the Executive's employment for Cause. For purposes of this Agreement, "Cause" means (i) an act or acts of dishonesty or gross misconduct on the Executive's part which result or are intended to result in material damage to the Corporation's business or reputation or (ii) repeated material violations by the Executive of the Executive's obligations under Section 4 of this Agreement which violations are demonstrably willful and deliberate on the Executive's part and which result in material damage to the Corporation's business or reputation.

               (d) Notice of Termination. Any termination by the Corporation for Cause shall be communicated by Notice of Termination to the Executive given in accordance with Section 13(c). For purposes of this Agreement, a "Notice of Termination" means a written notice given within 10 business days of the Corporation's having actual knowledge of the events giving rise to such termination and which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date of this Agreement (which date shall be not more than 15 days after the giving of such notice).

               (e) Date of Termination. For the purpose of this Agreement, the term "Date of Termination" means (i) the case of a termination for which a Notice of Termination is required, the date of receipt of such Notice of Termination, or, if later, the date specified therein, as the case may be and
(ii) in all other cases, the actual date on which the Executive's employment terminates during the Employment Period.

		7.   Obligations of the Corporation upon Termination.

               (a) Death. If the Executive's employment is terminated during the Employment Period by reason of the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement other than those obligations accrued hereunder at the date of the Executive's death, including, for this purpose (i) the Executive's full Base Salary through the Date of Termination, (ii) the product of the Annual Bonus paid to the Executive for the last full fiscal year of the Corporation and a fraction, the numerator of which is the number of days in the current fiscal year of the Corporation through the Date of Termination, and the denominator of which is 365 (the "Pro-rated Bonus Obligation"), (iii) any compensation previously deferred by the Executive (together with any accrued earnings thereon) and not yet paid by the Corporation and any accrued vacation pay not yet paid by the Corporation and (iv) any other amounts or benefits owing to the Executive under the then applicable employee benefit plans or policies of the Corporation (such amounts specified in clauses (i), (ii), (iii) and (iv) are hereinafter referred to as "Accrued Obligations"). Unless otherwise directed by the Executive (or, in the case of any employee benefit plan qualified [a "Qualified Plan"] under Section 401[a] of the Internal Revenue Code of 1986, as amended [the "Code"], as may be required by such plan) all such Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits at least equal to the most favorable level of benefits available to surviving families of executives of the Corporation and its affiliates under such plans, programs and policies relating to family death benefits, if any, in accordance with the most favorable policies of the

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
Corporation and its affiliates in effect (i) at any time during the 90-day period immediately preceding the Change of Control Date or, (ii) if more favorable to the Executive and/or the Executive's family, as in effect on the date of the Executive's death with respect to the Executive's family or the families of other executives with comparable responsibilities.

               (b) Disability. If the Executive's employment is terminated by reason of the Executive's Disability, the Executive shall be entitled, after the Date of Termination until the date when the Employment period would otherwise have terminated, to continue to participate in or be covered under the benefit plans and programs referred to in Section 5(d) or, at the Corporation's option, to receive equivalent benefits by alternate means, at least equal to those provided in accordance with Section 5(d). Unless otherwise directed by Executive (or, in the case of any Qualified Plan, as may be required by such plan), the Executive shall also be paid all Accrued Obligations in a lump sum in cash within 30 days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Executive shall be entitled to receive disability and other benefits at least equal to the most favorable level of benefits available in accordance with the plans, programs and policies maintained by the Corporation or its affiliates relating to disability (i) at any time during the 90-day period immediately preceding the Change of Control Date or, (ii) if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to the Executive or the Executive's family or other executives with comparable responsibilities and their families.

               (c) Cause and Voluntary Termination. If, during the Employment Period, the Executive's employment shall be terminated for Cause or voluntarily terminated by the Executive, the Corporation shall pay the Executive the Accrued Obligations other than the Pro-Rated Bonus Obligation. Unless otherwise directed by the Executive (or, in the case of any Qualified Plan, as may be required by such plan), the Executive shall be paid all such Accrued Obligations in a lump sum in cash within 30 days of the Date of Termination and the Corporation shall have no further obligations to the Executive under this Agreement.

               (d) Termination by Corporation other than for Cause or Disability.

                    (i) Lump Sum Payments. If, during the Employment Period, the Corporation terminates the Executive's employment other than for Cause or Disability, the Corporation shall pay to the Executive in a lump sum in cash within 15 days after the Date of Termination the aggregate of the following amounts:

                         (A)  if not theretofore paid, the Executive's Base
Salary through the Date of Termination at the higher of the rate in effect at the time the Notice of Termination was given or the rate in effect at the time of the Change of Control;

                         (B)  a cash amount equal to 2.99 times the sum of

                              (1) the Executive's average annual base salary
                         for the five taxable years immediately preceding the date of Change of Control;

                              (2) the higher of the (x) Annual Bonus earned by
                         or awarded to the Executive for the last fiscal year of the Corporation commencing during the Employment Period, or (y) the higher of the Annual Bonus earned by or awarded to the Executive for the fiscal year of the Corporation including the Effective Date or the last fiscal year of the Corporation ended before the Effective Date; and

                              (3) the present value, calculated using an 8%
                         discount rate, of (without duplication) (x) the annual cost to the Corporation (based on the premium rates and costs to it) of obtaining coverage for the Executive under the life insurance plans described in
                         Section 5(c), (y) the annual cost to the Corporation (based on the premium rates and costs to it) of obtaining coverage equivalent to the coverage under the plans and programs described in Section 5(d), and
                         (z) the annualized value of the fringe benefits described under Section 5(f) of this Agreement provided, however, that in no event shall the Executive be entitled to receive under this clause (B) more than the product obtained by multiplying the amount determined as hereinabove provided in this clause by a fraction whose numerator shall be the number of months (including fractions of a month) which at the Date of Termination remain until the date on which the Employment Period shall end, and whose denominator shall be 36, and provided further that, with respect to the life and medical insurance coverage referred to in Sections 5(c) and 5(d) above, at the Executive's election made prior to the Date of Termination, the Corporation shall use its best efforts to secure equivalent conversion coverage and shall pay the cost of such coverage in lieu of paying the lump sum amount attributable to such life or medical insurance coverage.

                        (C) a cash amount equal to the difference between (x)
                    the sum of the maximum payments the Executive would have received for all awards (or other similar rights) outstanding at the Date of Termination and granted to the Executive under any long-term incentive compensation or performance plan of the Corporation if he had continued in the employ of the Corporation through the end of the Employment Period and the Corporation had met its maximum performance goals under each such award and the maximum amount payable under each such award was paid and (y) any amounts actually paid under any such plan with respect to such awards;

                        (D) a cash amount equal to the present value of the
                    incremental retirement benefits (including, without limitation, any pension, retiree life or retiree medical benefits) that would have been payable or available to the Executive under any Qualified Plan, under the Corporation's Supplemental Executive Retirement Plan, Supplemental Life Insurance Plan, or under any other supplemental retirement, life or medical plan or arrangement, whether or not qualified, maintained by the Corporation or a Subsidiary based on the age and service the Executive would have attained or completed had the Executive continued in the Corporation's employ until the expiration of the Employment Period, determined using, where compensation is a relevant factor, The Executive's pensionable compensation at the Date of Termination, with such present value being calculated using an 8% discount rate; provided, however, that in lieu of any cash payment in respect of retiree life, medical or supplemental coverage for which the Executive would have qualified by remaining in the Corporation's employ until the expiration of the Employment Period, the Corporation may arrange for such coverage to continue for the Executive (or may secure equivalent conversion coverage) and shall pay the cost of such coverage; and

                        (E) a cash amount equal to any amounts (other than
                    amounts payable to the Executive under any Qualified Plans) described in Sections 7(a)(iii) and (iv);

               provided, that notwithstanding any other provision of this
               Section 7(d)(i), any amount paid or payable under Section 7(d)(i)(B)(1) and (2) and Section 7(d)(i)(D) shall be reduced by any amount paid to the Executive under the Corporation's Severance Procedures and Guidelines and/or any agreement related thereto.

                    (ii) Relocation Expenses. The Corporation shall also, promptly upon submission by the Executive of supporting documentation, pay or reimburse to the Executive any costs and expenses (including moving and relocation expenses) paid or incurred by the Executive which would have been payable under
               Section 5(e) if the Executive's employment had not terminated.

                    (iii) Payments with Respect to Stock Options and Restricted Stock Held by Executive. Upon the earlier to occur of (A) the merger of the Corporation with or into another corporation following a Change of Control, or (B) the date which is six months after the Date of Termination, the Executive shall be paid an amount equal to the sum of (i) the product of (a) the excess of (x) the greater of (I) the highest price offered for a share of common stock of the Corporation in conjunction with any tender offer or during the 60-day period immediately preceding the Change of Control Date, if the Change of Control occurs other than pursuant to a tender offer or (II) the then fair market value of such a share of common stock over (y) the exercise price of any stock option held by the Executive at the Change of Control Date times (b) the number of shares of common stock of the Corporation subject to such options and (2) the product of (a) the excess of (x) the amount determined under sub-clause (1)(a) above over (y) the amount, if any, paid to acquire any shares of restricted common stock of the Corporation held by the Executive at the Change of Control Date times (b) the number of such shares of restricted stock. Notwithstanding the foregoing, if the Executive otherwise receives the value of any such stock option or shares of restricted stock under the general provisions of any such award or any generally applicable provisions of any plan under which options or restricted stock are issued, the number of shares of common stock taken into account in determining the amount payable under this Section 7(d)(iii) shall be appropriately reduced.

                   (iv) Discharge of Corporation's Obligations.  Subject to the
               performance of its obligations under this Section 7(d), the Corporation shall have no further obligations to the Executive in respect of any termination by the Corporation other than for Cause or Disability, except to the extent expressly provided under any of the plans referred to in Section 5(c) or 5(d)

          8. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Corporation or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise prejudice such rights as the Executive may have under any other agreements with the Corporation or any of its affiliated companies, including employment agreements, salary continuation agreements, or stock option agreements. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Corporation or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.

          9. Full Settlement. The Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against the Executive or others whether by reason of the subsequent employment of the Executive or otherwise. In no event shall the Executive be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement.

         10. Legal Fees and Expenses. In the event that a claim for payment or benefits under this Agreement is disputed, the Corporation shall pay all reasonable attorney fees and expenses incurred by the Executive in pursuing such claim, provided that the Executive is successful as to at least part of the disputed claim by reason of litigation, arbitration or settlement.

         11. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Corporation all secret or confidential information, knowledge or data relating to the Corporation or any of its affiliated companies, and their respective businesses, (i) obtained by the Executive during the Executive's employment by the Corporation or any of its affiliated companies and (ii) not otherwise public knowledge (other than by reason of an unauthorized act by the Executive). After termination of the Executive's employment with the Corporation, the Executive shall not, without the prior written consent of the Corporation, unless compelled pursuant to an order of a court or other body having jurisdiction over such matter, communicate or divulge any such information, knowledge or data to anyone other than the Corporation and those designated by it. In no event shall an asserted violation of the provisions of this Section 11 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

   12.   Successors.

               (a) This Agreement is personal to the Executive and, without the prior written consent of the Corporation, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

               (b) This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors. The Corporation shall require any successor to all or substantially all of the business and/or assets of the Corporation, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Corporation would be required to perform if no such succession had taken place.

          13.  Miscellaneous.

               (a) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Hawaii, applied without reference to principles of conflict of laws.

               (b) Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

               (c) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand-delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:     at the address listed on the last page hereof

     If to the Corporation:   CB Bancshares, Inc.
                              201 Merchant Street
                              Honolulu, Hawaii 96813
                              Attention:  Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

               (d) Tax Withholding. The Corporation may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

               (e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

               (f) Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

               (g) Compliance with Laws. Any payments made to Executive pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Sec. 1828(k) and applicable regulations promulgated thereunder.

          IN WITNESS WHEREOF the Executive has hereunto set the Executive's hand and the Corporation has ,caused this Agreement to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.

ATTEST:                            CB BANCSHARES, INC.



By:                                By:
    ---------------------              --------------------
    JAMES H. KAMO                      JAMES M. MORITA
    Secretary                          Chairman of the Board
                                       of Directors
      (Seal)                           Chief Executive Officer

                                                    Corporation



                                   ----------------------
                                   RONALD K. MIGITA
                                   President

                                   Address:

                                   98-868 Naukewai Place
                                   Aiea, Hawaii 96701-2783

                                                 Executive




























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